Shenzhen Ping An Bank
Loan Certificate

Date: October 22, 2007

Applicant	Shenzhen BAK Battery Co., Ltd	ID card of the Applicant
Currency	RMB	Amount	55,000,000.00
Loan Term	From October 22, 2007 to October 22, 2008
Usage	Working Capital
Annual rate	6.561%	Loan type	Short-term
Reference Contract	Shen shangyin (Shuibei) Shouxinzi (2007) A110020700007
Stamp of Applicant		Stamp of Shenzhen Ping An Bank

The above loan has been approved to transfer to your account.
Lending Bank: (Stamp)